UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2017

Discovery Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34177	35-2333914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Discovery Place Silver Spring, Maryland		20910
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 240-662-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 14, 2017, Discovery Communications, Inc. (the “Company”) issued a press release announcing the early results of the previously-announced cash tender offer (the “Tender Offer”) by its wholly-owned subsidiary Discovery Communications, LLC (“DCL”) for up to $600,000,000 combined aggregate principal amount of DCL’s 5.050% Senior Notes due 2020 (the “2020 Notes”) and 5.625% Senior Notes due 2019 (the “2019 Notes” and together with the 2020 Notes, the “Notes”). Pursuant to the Tender Offer, approximately $740,880,000 in combined aggregate principal amount of the Notes were validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, on March 13, 2017, the early tender deadline for the tender offer. The terms of the Tender Offer are described in the Offer to Purchase, dated February 28, 2017.

Additionally, on March 14, 2017, the Company issued a press release announcing the pricing terms of the Tender Offer.

A copy of the Company’s press release announcing the early results of the Tender Offer is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. A copy of the Company’s press release announcing the pricing terms of the Tender Offer is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference. The information contained in Item 8.01 of this Current Report on Form 8-K and the press releases attached hereto as Exhibit 99.1 and Exhibit 99.2 are for information purposes only and do not constitute an offer to purchase the Notes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of Discovery Communications, Inc., dated March 14, 2017.

99.2	Press release of Discovery Communications, Inc., dated March 14, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2017	DISCOVERY COMMUNICATIONS, INC.

	By:	/s/ Bruce L. Campbell
	Name:	Bruce L. Campbell
	Title:	Chief Development, Distribution & Legal Officer

EXHIBIT INDEX

99.1	Press release of Discovery Communications, Inc., dated March 14, 2017.

99.2	Press release of Discovery Communications, Inc., dated March 14, 2017.